SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 04, 2018

(Date of earliest event reported)

Commission File No.: 0-25969

URBAN ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware                                                                                            52-1166660
(State or other jurisdiction of                                                     (I.R.S. Employer Identification No.)
incorporation or organization)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.
New Credit Facility
On December 4, 2018, Urban One, Inc. (the "Company") and certain of its subsidiaries entered into a credit agreement ("New Credit Facility"), among the Company, the lenders party thereto from time to time, Wilmington Trust, National Association, as administrative agent, and TCG Senior Funding L.L.C, as sole lead arranger and sole bookrunner. The New Credit Facility, if and when drawn, is expected to provide up to approximately $192.0 million in term loan borrowings. The net proceeds of term loan borrowings under the New Credit Facility will be used to refinance, repurchase, redeem or otherwise repay the Company's outstanding 9.25% Senior Subordinated Notes due 2020.
Borrowings under the New Credit Facility are subject to customary conditions precedent, as well as a requirement under the New Credit Facility that (i) the Company's total gross leverage ratio on a pro forma basis be not greater than 8:00 to 1:00, (ii) neither of the administrative agents under the Company's existing credit facilities nor the trustee under the Company's existing senior secured notes due 2022 have objected to the terms of the new credit documents and (iii) certification by the Company that the terms and conditions of the New Credit Facility satisfy the requirements of the definition of "Permitted Refinancing" (as defined in the agreements governing the Company's existing credit facilities) and neither of the administrative agents under the Company's existing credit facilities notifies the Company within five (5) business days prior to funding the borrowings under the New Credit Facility that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).
The New Credit Facility matures on December 31, 2022 (the "Maturity Date"). Interest rates on borrowings under the New Credit Facility will be either (i) from the Funding Date to the Maturity Date, 12.875% per annum, (ii) 11.875% per annum, once 50% of the term loan borrowings have been repaid or (iii) 10.875% per annum, once 75% of the term loan borrowings have been repaid.  Interest payments begin on the last day of the 3-month period commencing on the Funding Date.
The Company's obligations under the New Credit Facility will not be secured.  The New Credit Facility is guaranteed on an unsecured basis by each entity that guarantees the Company's outstanding $350.0 million senior secured credit facility.
The term loans may be voluntarily prepaid prior to February 15, 2020  subject to payment of a prepayment premium. The Company will be required to repay principal to the extent then outstanding on each quarterly interest payment date, commencing on the quarterly interest payment date ending March 2019, equal to one quarter of 7.5% of the aggregate initial principal amount of all term loans incurred on the Funding Date to December 2019, commencing on the quarterly interest payment date ending March 2020, one quarter of 10.0% of the aggregate initial principal amount of all term loans incurred on the Funding Date to December 2021, and, commencing on the quarterly interest payment date ending March 2021, one quarter of 12.5% of the aggregate initial principal amount of all term loans incurred on the Funding Date to December 2022.  The Company will also be required to use 75% of excess cash flow (as defined in the New Credit Facility, which exclude any distributions to the Company or its restricted subsidiaries in respect of its interests in the MGM National Harbor) to repay outstanding term loans at par, paid semi-annually and to use 100% of all distributions to the Company or its restricted subsidiaries received in respect of its interest in the MGM National Harbor to repay outstanding terms loans at par.
The New Credit Facility contains customary representations and warranties and events of default, affirmative and negative covenants (in each case, subject to materiality exceptions and qualifications). The New Credit Facility also contains certain financial covenants, including a maintenance covenant requiring the Company's total gross leverage ratio to be not greater than 8.0 to 1.00 in 2019, 7.5 to 1.00 in 2020, 7.25 to 1.00 in 2021 and 6.75 to 1.00 in 2022.
A copy of the New Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the New Credit Facility is qualified in its entirety by reference to such exhibit.

MGM National Harbor Loan
Concurrently, on December 4, 2018, Urban One Entertainment SPV, LLC (the "Borrower") and its immediate parent, Radio One Entertainment Holdings, LLC ("ROEH"), each of which is a wholly owned subsidiary of the Company, entered into a credit agreement, which, if and when drawn, is expected to provide up to approximately $50.0 million in term loan borrowings (the "MGM National Harbor Loan").  The funding of term loan borrowings under the MGM National Harbor Loan is subject to customary conditions precedent, including obtaining all necessary governmental approvals and consents under Maryland gaming laws. The Company expects to receive distributions from the Borrower and ROEH from certain of the net proceeds of the MGM National Harbor Loan, if funded.
The MGM National Harbor Loan matures on December 31, 2022 and bears interest at 7.0% per annum in cash plus 4.0% per annum paid-in-kind.  The loan has limited ability to be prepaid in the first two years.  The loan is secured on a first priority basis by the assets of the Borrower and ROEH, including all of Borrower's shares held by ROEH, all of the Borrower's interests in the MGM National Harbor, its rights under the joint venture operating agreement governing the MGM National Harbor and the Borrower's obligation to exercise its put right under the joint venture operating agreement in the event of a Borrower payment default or bankruptcy event, in each case, subject to applicable Maryland gaming laws and approvals.  Exercise by the Borrower of its put right under the joint venture operating agreement is subject to required lender consent unless the proceeds are used to retire the MGM National Harbor Loan and any remaining excess is used to repay borrowings, if any, under the New Credit Facility. The MGM National Harbor Loan also contains customary representations and warranties and events of default, affirmative and negative covenants (in each case, subject to materiality exceptions and qualifications).

ITEM 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1
Credit Agreement, dated as of December 4, 2018, among Urban One, Inc., the lenders party thereto from time to time, Wilmington Trust, National Association, as administrative agent, and TCG Senior Funding L.L.C., sole lead arranger and sole bookrunner.

Cautionary Information Regarding Forward-Looking Statements
This Form 8-K contains forward-looking statements about the Company's future performance, which are based on management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in the Company's reports on Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 RADIO ONE, INC.

                                 /s/ Peter D. Thompson
December 10, 2018                             Peter D. Thompson
          Chief Financial Officer and Principal Accounting Officer